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                                                                    EXHIBIT 11.1
                          POWERWAVE TECHNOLOGIES, INC.

                      COMPUTATION OF NET INCOME PER SHARE
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                                                              THREE MONTHS ENDED           YEAR ENDED
                                                              ------------------          ----------

EPS CALCULATION AS OF DECEMBER 29, 1996
Shares issued and outstanding at September 30, 1996
     and December 31, 1995, respectively..............                    8,998,647                   8,886,147
Options exercised pre IPO.............................                                                  112,500
Preferred shares converted upon IPO...................                    5,063,850                   5,063,850
Shares issued in IPO on 12/6/96.......................      1,800,000       474,728     1,800,000       118,682
                                                                        -----------                 -----------
Total weighted average common shares - basic..........                   14,537,225                  14,181,179
Weighted average options issued and outstanding
      during period ending December 29, 1996..........      1,062,500                   1,002,500
Weighted proceeds assuming exercise...................     $4,196,343                  $3,485,932
Average price during period...........................     $    15.00                     $12.375
                                                           ----------                  ----------
Assumed shares bought back with proceeds..............        279,756                     281,691
Assumed shares bought back with non-qualified
      tax benefit utilizing 41% tax rate.....                 320,925                     295,616
Potential common shares...............................                      461,819                     425,193
                                                                        -----------                 -----------
Total weighted average common shares - diluted........                   14,999,044                  14,606,372
Net income at December 29, 1996.......................                  $ 2,191,409                 $ 7,621,894
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Diluted net income per share..........................                  $      0.15                       $0.52
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Basic net income per share............................                  $      0.15                       $0.54
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EPS CALCULATION AS OF DECEMBER 28, 1997
Shares issued and outstanding at September 28, 1997
     and December 29, 1996, respectively................                 17,702,527                  15,862,497
Shares issued in Secondary Offering and IPO.............                                1,360,000       854,670
Shares issued under the Employee Stock Purchase Plan....                                   40,882        16,959
Options exercised during the period.....................       71,186        57,859       510,334       241,752
Shares repurchased during the period....................      510,000       (70,463)      510,000       (17,616)
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Weighted average common shares - basic..................                 17,689,923                  16,958,262
Weighted average options issued and outstanding
     during period ending December 28, 1997.............                                  769,026       970,725
Weighted proceeds assuming exercise.....................   $6,605,922                  $5,117,724
Average price during period.............................   $    30.77                      $26.44
                                                           ----------                  ----------
Assumed shares bought back with proceeds................      214,367                     204,975
Assumed shares bought back with non-qualified
     tax benefit utilizing 37% tax rate........               205,224                     287,961
Potential common shares.................................                    349,435                     477,789
                                                                        -----------                 -----------
Total weighted average common shares - diluted..........                 18,039,358                  17,436,051
Net income at December 28, 1997.........................                $ 5,302,265                 $16,191,153
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Diluted net income per share............................                $      0.29                       $0.92
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Basic net income per share..............................                $      0.30                       $0.95
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